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                                                                     EXHIBIT 4.5

                          FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE dated as of _____________, 2003, among UNITED STATES CAN COMPANY, a Delaware corporation (the "Company"), U.S. CAN CORPORATION, a Delaware corporation and the Company's sole stockholder (the "Parent Guarantor"), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the "Trustee").

     WHEREAS, the Company and the Guarantors (as defined in the Indenture referred to herein) have heretofore executed and delivered to the Trustee an indenture dated as of July 22, 2003 (the "Existing Indenture," and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the "Indenture"; and capitalized terms used herein without definition having the meanings assigned to them in the Indenture), providing for the issuance on the date thereof of an aggregate principal amount of up to $125,000,000 of 10 7/8% Senior Secured Notes due 2010 and the issuance thereafter of Additional Notes and Exchange Notes;

     WHEREAS, the Company and the Guarantors propose to amend the Existing Indenture as contemplated herein to elaborate on the requirements of Section 314(d) of the TIA and to enable the Company to rely on existing interpretations of the Commission regarding the requirements of Section 314(d) of the TIA;

     WHEREAS, pursuant to Section 9.01(6) of the Indenture, the Company and the Guarantors may amend or supplement the Indenture as contemplated herein without notice to or consent of any Holder;

     WHEREAS, each of the Company and each Guarantor has been authorized by a resolution of its respective board of directors to enter into this First Supplemental Indenture;

     WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the certificate of incorporation and by-laws of the Company and the Guarantors to make this First Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

     WHEREAS, the Company and the Guarantors have delivered to the Trustee the documents described in Section 9.06 of the Existing Indenture; and

     WHEREAS, pursuant to Sections 9.01 and 9.06 of the Existing Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture;



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     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     That, for and in consideration of the premises herein contained, the Company and the Guarantors agree with the Trustee as follows:


                                    ARTICLE 1

                         Amendment of Existing Indenture
                         -------------------------------

     Section 1.01 Amendment of Existing Indenture. Pursuant to Sections 9.01(6) and 9.06 of the Existing Indenture, Section 10.04 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

"SECTION 10.04.   Certificates of the Company.
                  ---------------------------

(a) To the extent applicable, the Company shall comply (or cause compliance) with Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property or securities from the lien and security interest of the Second Priority Security Documents and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Second Priority Security Documents. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

(b) With respect to the Company's obligations under Section 10.04(a) relating to delivery of certificates or opinions required by Section 314(d) of the TIA, the Company and each Subsidiary, as the case may be, may:

               (1) abandon, sell, assign, transfer, lease, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and is not material to the conduct of the business of the Company and its Subsidiaries taken as a whole;

               (2) grant in the ordinary course of business, rights-of-way and easements over or in respect of any of the Company's or such Subsidiary's real property, provided that such grant will not, in the reasonable opinion of an Officer of the Company, impair the usefulness of such property in the conduct of the Company's business;

               (3) sell, transfer or otherwise dispose of inventory in the ordinary course of business;



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               (4)  sell, collect, liquidate, factor or otherwise dispose of accounts receivable in the ordinary course of business;

               (5) make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture, the Second Priority Security Documents and the Intercreditor Agreement;

               (6) release any Collateral in accordance with the terms of the Credit Agreement, this Indenture, the Intercreditor Agreement and the other Security Documents; and

               (7) engage in any other release of any Collateral as to which release any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission or exemption order issued by the Commission or pursuant to its delegated authority), whether issued to the Company or any other Person) provides that delivery of such opinions or certificates need not be made;

in each case, without the delivery of any such opinions or certificates upon any such release; provided that the Company shall deliver to the Trustee, within 15 days after each of the six-month periods ended January 15 and July 15 in each year an Officers' Certificate to the effect that all releases of Collateral as to which such opinions or certificates were not delivered in reliance upon this
Section 10.04(b) by the Company or any Subsidiary, as the case may be, during the preceding six-month period were in the ordinary course of the Company's or such Subsidiary's business or otherwise in accordance with Section 10.04(b)(6) or Section 10.04(b)(7) and that all proceeds therefrom were used by the Company or such Subsidiary as permitted herein.

(c) The fair value of Collateral released from the Liens of the Second Priority Security Documents as to which opinions or certificates are not delivered in reliance upon this Section 10.04(b) shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Second Priority Security Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(l) of the TIA; provided that the Company's right to rely on this sentence at any time is conditioned upon the Company having furnished to the Trustee the Officers' Certificates described in Section 10.04(b) that were required to be furnished to the Trustee at or prior to such time. It is expressly understood that Section 10.04(b) and this Section 10.04(c) relate only to the Company's obligations under the TIA and shall not affect the Company's and its Subsidiaries' rights or abilities to release Collateral.



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                                    ARTICLE 2

                                   The Trustee
                                   -----------

     Section 2.01. Privileges and Immunities of Trustee. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. As contemplated by the last sentence of Section
9.06 of the Existing Indenture, the Trustee shall not be responsible for the adequacy or sufficiency of this First Supplemental Indenture, for the due execution, delivery or performance thereof by the Company and the Guarantors or for the recitals contained herein, all of which are the Company's and the Guarantors' responsibilities.

                                    ARTICLE 3

                            Miscellaneous Provisions
                            ------------------------

     Section 3.01. Instruments to be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Existing Indenture, and said Existing Indenture and this First Supplemental Indenture shall henceforth be read together.

     Section 3.02. Confirmation. The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

     Section 3.03. Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

     Section 3.04. Headings. The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered part hereof and shall not modify or restrict any of the terms or provisions hereof.

     Section 3.05. Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto.

     Section 3.06. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.



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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the date first above written.


                                        UNITED STATES CAN COMPANY,
                                        AS ISSUER


                                        By: ___________________________________
                                        Name:
                                        Title:



                                        U.S. CAN CORPORATION,
                                        AS PARENT GUARANTOR


                                        By: ___________________________________
                                        Name:
                                        Title:



                                        USC MAY VERPACKUNGEN HOLDING INC.,
                                        AS SUBSIDIARY GUARANTOR


                                        By: ___________________________________
                                        Name:
                                        Title:



                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        AS TRUSTEE


                                        By: ___________________________________
                                        Name:
                                        Title: